Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) dated the date set forth on the signature page here, by and between MOJO DATA SOLUTIONS, INC., a Puerto Rico corporation (the “Company”), and the individual whose name appears on the signature page here (the “Purchaser”).

W I T N E S S E T H

WHEREAS, the Purchaser desires and is willing to purchase the securities (“Securities”) listed on Exhibit A attached hereto from the Company pursuant to the exemption from the registration requirements of the Securities Act of 1934, as amended (the “Securities Act”), available under Section 4(a)(2) (formerly Section 4(2)) promulgated thereunder, subject to the terms and conditions stated in this Agreement.

WHEREAS, the Company is willing to sell the Securities to the Purchaser subject to the terms and conditions stated in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

In consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein, the parties to this Agreement mutually agree as follows:

1.	Recitals. The facts contained in the foregoing recitals are true, complete and correct, and the statements made therein accurately reflect the intentions of the parties hereto. Such recitals are incorporated into this Agreement by this reference and form an integral part hereof. The parties agree to any and all terms referred to in such recitals.

2.	Purchase and Sale. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase the Securities, in accordance with Exhibit A from the Company, in consideration for services rendered to the Company and the Company agrees to sell and issue to Purchaser such Securities as stated in Section 3.

3.	Purchase. The Purchaser hereby purchases the Securities of the Company listed on Exhibit A hereto for $0.001 per share in consideration for services provided to the Company valued at the equivalent aggregate purchase price of the Securities on Exhibit A.

4.	Additional Offerings and Nature of Stock Market. The Company may issue additional stock to any other parties without the prior written consent of the Purchaser resulting in dilution of Purchaser’s equity position in the Company. Purchaser acknowledges and agrees that this Agreement is specific to the date and time it has been provided by the Company. The price per Share offered herein is subject to changes in the market price of the Company’s common stock and the nature of the volatility of the stock market. Accordingly, Purchaser acknowledges that the terms, conditions and offering price provided to others may or may not reflect the current market trading price or similar terms and conditions as provided herein for Purchaser.

5.	Restricted and Control Securities. The Securities purchased under this Agreement are deemed to be “restricted securities” and “control securities” under Rule 144 promulgated under the Securities Act and the Securities may not be resold without registration under the Securities Act or an exemption therefrom.

6.	Use of Proceeds. The Company shall use the proceeds to finance continuing operations.

7.	Representations, Warranties and Covenants of the Company. The Seller represents and warrants to Purchaser that:

a. Organization, Good Standing and Qualification. The Company is a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico. The Company has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business in and is in good standing in each jurisdiction that it conducts business; however, the Company does not consider selling products and services in a jurisdiction where the Company has no office or employees or other business activities as transacting business therein.

b. Authorization. All corporate action of the Company necessary for the authorization, execution and delivery of this Agreement and the sale of the Securities to the Purchaser has been taken.

c. Valid Issuance of Securities. The Securities issued to the Purchaser under this Agreement will be, when issued, deemed to be duly authorized, validly issued, fully paid, and non-assessable shares of capital stock of the Company.

8.	Representations. Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to the Company that:

a.	Authorization. All corporate action on the part of Purchaser necessary for the authorization, execution and delivery of the Agreements and purchase of the Securities has been taken.

b.	Purchase Entirely for Own Account Ability to Bear Risk. Purchaser is acquiring the Securities investment purposes only and for Purchaser’s own account, and not as a nominee or agent, and not for resale or distribution. Purchaser does not have a present intention of selling, granting any participation in, or otherwise distributing the Securities. Purchaser’s present financial condition is such that it is under no present or contemplated future need to dispose of the Securities to satisfy any existing or contemplated need. Purchaser is capable of bearing the economic risk and the burden of the purchase of the Securities, including, but not limited to, the possibility of the complete loss of the purchase amount and the limited transferability of the Securities, which may make the liquidation of the Securities impossible for the indefinite future.

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c.	Restricted Securities. Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or the laws of any state, by reason of specific exemptions from the registration provisions of the Securities Act and applicable state law provided by Section 4(a)(2) (formerly Section 4(2)) of the Securities Act and applicable state law, which exemptions depend, in part, upon the bona fide nature of the investment intent and the accuracy of Purchaser’s representations provided for in this Agreement. Purchaser understands that the Securities are characterized as “restricted securities” and “control securities” under Rule 144 promulgated under the Securities Act and that under applicable federal and state securities laws, the Securities may not be resold without registration under the Securities Act except under certain limited circumstances.

d.	Legends. Purchaser understands that the Securities, and any securities issued under this Agreement, may bear one or all of the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS IN RELIANCE UPON CERTAIN EXEMPTIONS FOR REGISTRATION, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

And any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the Securities represented by the certificate.

e.	Accredited Investor. Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

f.	Knowledge and Experience. Purchaser is experienced in evaluating and making speculative investments, and has the capacity to protect its interest in connection with the purchase of the Securities. Purchaser has such knowledge and experience in financial and business matters in general, and investments in particular, that it is capable of evaluating the merits and risks of its purchase of the Securities.

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9.	Escrow.

a.	The parties hereby appoint Philip Magri, Esq. of The Magri Law Firm, PLLC with offices located at 2642 NE 9th Ave, Fort Lauderdale, FL 33334 as the escrow agent (the “Escrow Agent”) to perform in accordance with the terms and provisions of this Agreement. The Securities listed on Exhibit A as being held in escrow shall be delivered to the Escrow Agent by the Company and held by him in accordance with this Agreement, including Exhibit A. The Company and Purchaser agree that the Escrow Agent does not assume any responsibility for the failure of either party to perform in accordance with this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent’s rights, duties, liabilities and immunities:

(1) The Escrow Agent shall release the Securities in accordance with Exhibit A or as modified in writing and signed by the parties hereto.

(2) The Escrow Agent shall have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the other parties to this Agreement. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

(3) The Escrow Agent shall be protected in acting upon any written notice, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, fiduciary or individual acting on behalf of another party hereto, which the Escrow Agent in good faith believes to be genuine, it shall not be necessary for the Escrow Agent to inquire into the authority of such corporation, fiduciary or individual.

(4) The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

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(5) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or the duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. The Company shall reimburse the Escrow Agent for reasonable and documented costs of such counsel’s services.

(6) The Escrow Agent shall neither be responsible for, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document between the other parties hereto. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement, instrument or document.

(7) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from the Company or Purchaser Seller which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing jointly by the parties or by a final and non-appealable order of a court of competent jurisdiction.

(8) Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its escrow business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor escrow agent hereunder and vested with all of the title to the whole property or trust estate and all of the trusts, powers, immunities, privileges, protections and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Upon delivery of the Escrow Funds to a successor escrow agent in accordance with this section, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. All power, authority, duties and obligations of the Escrow Agent shall apply to any successor escrow agent.

(9) Indemnification of Escrow Agent. The Company and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against any liability, loss, damage or expense (including, without limitation, reasonable and documented attorneys’ fees) that the Escrow Agent may incur in connection with this Agreement and its performance hereunder or in connection herewith, except to the extent such liability, loss, damage or expense arises from its willful misconduct or gross negligence.

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10.	Assignment. The Purchaser, at its discretion, may not assign all, or any, interest or rights in the Securities, other than to an Affiliate (as defined under the Securities Act), trust over which the Purchaser has voting and dispositive control or a family member.

11.	Registration Rights. The Company has not granted or agreed to grant to Purchaser any rights to have any Securities registered under the Securities Act or registered or qualified with any other governmental authority.

12.	Notices. Any notice required hereunder to be given by any party shall be in writing and shall be delivered personally or sent by first class mail or by certified or registered mail, postage prepaid to the following:

The Company:

MOJO Data Solutions, Inc.

2105 Plantation Village

Dorado, Puerto Rico 00646

The Purchaser:

To the address reflected on the books and records of the Company or to such other address as directed by the Purchaser.

13.	Miscellaneous.

a.	Survival of Warranties. Unless set forth in this Agreement, the warranties and representations of the Company and Purchaser contained in this Agreement shall survive the execution and delivery of this Agreement.

b.	Transfer Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

c.	Governing Law and Disputes. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed under the laws of the Commonwealth of Puerto Rico. Disputes shall be managed through the American Arbitration Association in Puerto Rico.

d.	Mediation & Arbitration. Both parties acknowledge and agree that before any legal action at law shall take place, the parties agree to mediation first, followed by binding arbitration should mediation not result in a satisfactory conclusion. The rules shall be consistent with the American Arbitration Association and venue shall be Puerto Rico.

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e.	Attorney’s Fees. If any action at law, in equity or otherwise (including arbitration) is necessary to enforce or interpret the terms of the Agreements, the prevailing party shall be entitled to recover reasonable attorney’s fees, costs and necessary expenses.

f.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior understandings and agreement with respect to the subject matter hereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

g.	Good Faith and Fair Dealing. The parties hereto and their successors and assigns shall exercise good faith and fair dealing in the performance and interpretation of this Agreement.

h.	Full Disclosure. The Purchaser acknowledges that it is fully informed in this transaction; that the Company has given the Purchaser full access to its books, records and personnel and done all things requested of the Company by the Purchaser in connection with the Purchaser’s due diligence inquiries relating to purchase of the common stock share.

i.	Legal Counsel. The parties have had the opportunity to consider the terms of this Agreement with their respective legal counsel and have either obtained the advice of legal counsel in connection with their execution hereof or do hereby expressly waive their right to seek legal counsel in connection with this transaction.

j.	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

k.	Severability. In the event that any provision of this Agreement is declared by a court of a competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective it materially changes the economic benefit of this Agreement to any party.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 20th day of September 2013.

COMPANY:

MOJO DATA SOLUTIONS, INC.

By:	/s/ Joseph Spiteri
Joseph Spiteri
Chief Executive Officer, President & Chairman

PURCHASER:

__________________________________
Signature

__________________________________
Print Name

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Exhibit A

MOJO DATA SOLUTIONS, INC.

Stockholder: __________________

Security*:	Number of Shares:	Terms:

Total Shares:
Price Per Share:	$0.001
Total Purchase Price:

*Deemed to be “restricted securities” and “control securities” pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, and may only be sold pursuant to the conditions thereto.

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